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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-41048, 333-45002, 333-85304, and 333-108246) of
Connetics Corporation and in Registration Statements (Form S-8 Nos. 333-46562, 333-61558, 333-82468, 333-58146, 333-85302, 333-102619, and 333-112614)
pertaining to the 1995 Employee Stock Purchase Plan, Stock Plan (2000), 2000 Non-Officer Employee Stock Plan, International Stock Incentive Plan, 1995 Directors' Stock Option Plan and 2002 Employee Stock Plan of Connetics Corporation, of our report dated January 23, 2004, except for Note 18, as to which the date is March 4, 2004, with respect to the consolidated financial statements and schedule of Connetics Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

                                                           /s/ Ernst & Young LLP

Palo Alto, California
March 9, 2004